Exhibit 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Colonial Realty Limited Partnership on Forms S-3 dated July 5, 1996 (File No. 333-04301) and October 25, 1996 (File No. 333-14401) of our report dated January 24, 1997 on our audits of the consolidated financial statements and financial statement schedules of Colonial Realty Limited Partnership as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Form 10-K.


                                                      /s/ Coopers & Lybrand
L.L.P.
                                                      COOPERS & LYBRAND L.L.P.
Birmingham, Alabama
March 28, 1997